FOR IMMEDIATE RELEASE

Essex Rental Corp. Announces 2009 Third Quarter Results

BUFFALO GROVE, IL – November 3, 2009 – Essex Rental Corp. (OTCBB: ERNT; ERNTW; ERNTU) ("Essex") today announced its unaudited consolidated results for the third quarter ended September 30, 2009.  The following unaudited results are those of Essex Rental Corp. and its consolidated subsidiaries, including Essex Crane Rental Corp. ("Essex Crane"), its operating subsidiary, which was acquired by Essex in October 2008 through the acquisition of Essex Holdings, LLC (“Essex Holdings”), the direct parent of Essex Crane.  Included below is a comparison of Essex's results of operations for the three months ended September 30, 2009 to the corresponding results of Essex Holdings (the predecessor) for the three months ended September 30, 2008.

Third Quarter 2009 Financial Highlights - Versus Third Quarter of 2008

▪
Total rental related revenue (excluding used rental equipment sales) was $9.7 million, compared to $20.2 million.  The decline was primarily due to lower equipment rental revenue attributable to lower utilization rates of cranes and attachments.

▪	Selling, general and administrative expenses were $2.9 million, a decrease from $3.1 million despite an increase in costs associated with being a publicly traded company.

▪	Rental EBITDA was $3.0 million, versus $11.6 million, due to lower utilization rates.

Ron Schad, President & CEO of Essex, stated, “Our performance in the third quarter reflects weakness in many of our end markets, which resulted in lower crane fleet utilization and rental revenues.  While we are disappointed that we experienced a decline in profitability in the third quarter, we are highly focused on maximizing free cash flow through cost cutting initiatives, which thus far have included a lower headcount, reduction in salaries, decrease in overtime and labor hours, elimination of certain outsourced services, reduction of other operational expenditures and the sale of older, underutilized lighter lifting equipment.  As a result of these actions, during the third quarter 2009, we were able to continue to reduce our debt outstanding and as of September 30 we have excess liquidity of $48.5 million available.”

Mr. Schad continued, “In addition, during the quarter we remained focused on our growth strategy of repositioning the fleet to heavier lifting capacity cranes that generate higher rental and utilization rates.  This strategy has been validated by higher utilization rates over the last nine months for most of our cranes with lifting capacities in excess of 200 tons as compared to cranes with lifting capacities of 200 tons or less.  Consistent with our business strategy, during this calendar year we have sold 12 used cranes with an average lifting capacity of 163 tons, at an average price in excess of 115% of orderly liquidation value.  We have used these sale proceeds, in conjunction with our free cash flow, to fund the purchase of ten new larger lifting capacity cranes and attachments with an average lifting capacity of 330 tons.  This in turn has improved our fleet’s mix, average age and market position, further enhancing Essex’s future earnings power.   As a result of our direct purchase relationships with key equipment suppliers, we have secured this new equipment on terms that we believe will generate an attractive return on capital.”

Third Quarter Overview

Essex’s total rental related revenue for the third quarter of 2009, which includes revenue from equipment rentals, repair and maintenance, and transportation services, but excludes used rental equipment sales, was $9.7 million compared to the predecessor’s total rental related revenue of $20.2 million for the 2008 period.  The decline was primarily due to lower equipment rental revenue driven by lower utilization rates on cranes and attachments which represented 64.0% of total revenue, or $7.1 million for the three months ended September 30, 2009, compared to $16.3 million in the predecessor’s comparable period in 2008. Equipment rental income was also impacted by a 6.9% decrease in the average monthly crane rental rate to $20,716 relative to the predecessor’s average monthly crane rental rate of $22,258 for its comparable period in 2008.  The decrease in average crane rental rate was primarily the result of a change in the mix of cranes on rent toward lower rental rate cranes as well as a decrease in rental rates for the same models of equipment quarter over quarter due to excess capacity in the market.

The crane utilization rate (on a days method) for the third quarter 2009 equaled 38.6%, compared to 72.8% in the predecessor’s period in 2008.  Crane utilization for Essex’s heavier lifting equipment meaningfully exceeded the utilization rate for its entire fleet.

Cost of revenues for the three months ended September 30, 2009 was $7.8 million, compared to the predecessor’s cost of revenues of $8.4 million for the 2008 period.  The decrease in cost of revenues is due to the lower revenue level and the cost cutting initiatives outlined earlier, offset by increases in the net book value of rental equipment sold and in depreciation expense resulting from the step up in asset basis related to the acquisition accounting.  Excluding the net book value of rental equipment sold and depreciation expense, costs were $3.8 million for the three months ended September 30, 2009, compared to the predecessor’s costs of $5.5 million for the 2008 period.

Selling, general and administrative expenses were $2.9 million for the three months ended September 30, 2009 compared to $3.1 million for the predecessor’s comparable period last year, a 6.4% decrease despite an increase in costs associated with being a publicly traded company.

Rental EBITDA was $3.0 million for the quarter ended September 30, 2009 as compared to $11.6 million for the predecessor in its 2008 period.

Outlook

Mr. Schad continued, “The latest six months showed improving booking trends.  Based on our monitoring of anticipated construction projects, it appears that stimulus funded projects have been slow to develop but we are confident that infrastructure construction should occur and will help our business recover lost utilization over the next 12 to 24 months.  However, the shape and speed of the recovery remains uncertain and we expect our operating environment to remain challenging through the end of the fiscal year.”

Mr. Schad concluded, “We will continue to focus on free cash flow generation and debt reduction and believe that we have an appropriate cost structure and business strategy in place to generate significantly greater profitability as our utilization increases.  Our capital structure is stable and we have more than adequate liquidity; I am confident that we will emerge from this downturn well-positioned to participate in the recovery.”

Conference Call

Essex's management team will conduct a conference call to discuss the operating results tomorrow, November 4, 2009, at 9:00 a.m. ET.  Interested parties may participate in the call by dialing 706-902-1803.  Please call in 10 minutes before the call is scheduled to begin, and ask for the Essex Rental Corp. call (conference ID# 33502968).

The conference call will also be webcast live via the Investor Relations section ("Events and Presentations") of the Essex Rental Corp. website at www.essexcrane.com.  To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived on the website.

About Essex Rental Corp.

Headquartered outside of Chicago, Essex, through its subsidiary, Essex Crane, is one of North America's largest providers of lattice-boom crawler crane and attachment rental services.  With over 350 cranes and attachments in its fleet, Essex supplies cranes for construction projects related to power generation, petro-chemical, refineries, water treatment & purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial construction.

Some of the statements in this press release and other written and oral statements made from time to time by the Company and its representatives are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements.  Important factors that could cause actual results to differ materially from Essex’s expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides (through its subsidiary, Essex Crane), intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexcrane.com.  The factors listed here are not exhaustive.  Many of these uncertainties and risks are difficult to predict and beyond management’s control.  Forward-looking statements are not guarantees of future performance, results or events.  Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

This press release includes references to Rental EBITDA, an unaudited financial measure of performance which is not calculated in accordance with generally accepted accounting principles, or GAAP.  While management believes that the presentation of Rental EBITDA serves to enhance understanding of Essex's and Essex Crane's operating performance, Rental EBITDA should be considered in addition to, but not as substitutes for, or more meaningful than, income from operations, the most directly comparable GAAP measures, as an indicator of Essex's and Essex Crane's operating performance.  Rental EBITDA has been presented as a supplemental disclosure because EBITDA is a widely used measure of performance and basis for valuation.  A reconciliation of Rental EBITDA to income from operations is included in the financial tables accompanying this release.

CONTACT:	-OR-	INVESTOR RELATIONS:
Essex Rental Corp.		The Equity Group Inc.
Martin Kroll		Melissa Dixon
Chief Financial Officer		Senior Account Executive
(847) 215-6502 / mkroll@essexcrane.com		(212) 836-9613 / mdixon@equityny.com
Devin Sullivan
Senior Vice President
(212) 836-9608 / dsullivan@equityny.com

       Essex Rental Corp.
Consolidated Statements of Operations
(Unaudited)

	Successor		Predecessor (1)	Successor		Predecessor (1)
	Three Months		Three Months	Nine Months		Nine Months
	Ended September 30,		Ended September 30,	Ended September 30,		Ended September 30,
	2009	2008	2008	2009	2008	2008
REVENUE
Equipment rentals	$7,116,473	$-	$16,276,398	$28,195,939	$-	$45,968,559
Used rental equipment sales	1,389,469	-	1,915,000	6,074,322	-	6,709,034
Transportation	1,023,087	-	1,989,125	3,930,877	-	6,177,380
Equipment repairs and maintenance	1,585,859	-	1,902,526	4,795,140	-	5,510,554

TOTAL REVENUE	11,114,888	-	22,083,049	42,996,278	-	64,365,527

COST OF REVENUES
Salaries, payroll taxes and benefits	1,375,677	-	1,979,188	4,577,779	-	5,905,781
Depreciation	2,807,741	-	2,071,199	8,362,978	-	6,212,574
Net book value of rental equipment sold	1,217,004	-	888,127	5,293,847	-	3,186,106
Transportation	803,207	-	1,774,788	2,917,583	-	5,248,177
Equipment repairs and maintenance	1,234,936	-	1,287,578	3,710,663	-	4,950,783
Yard operating expenses	405,952	-	428,120	1,170,746	-	1,337,341

TOTAL COST OF REVENUES	7,844,517	-	8,429,000	26,033,596	-	26,840,762

GROSS PROFIT	3,270,371	-	13,654,049	16,962,682	-	37,524,765

Selling, general and administrative expenses	2,877,630	160,834	3,074,844	8,711,528	419,975	8,994,334
Other depreciation and amortization	191,259	-	31,531	601,118	-	98,479

INCOME (LOSS) FROM OPERATIONS	201,482	(160,834)	10,547,674	7,650,036	(419,975)	28,431,952

OTHER INCOME (EXPENSES)
Other income (expense)	-	-	(207,045)	-	-	(179,065)
Interest income	128	442,661	-	327	1,325,769	-
Interest expense	(1,673,637)	-	(2,232,677)	(5,027,639)	-	(7,073,864)
Interest rate swap	-	-	90,842	-	-	(524,259)
TOTAL OTHER INCOME (EXPENSES)	(1,673,509)	442,661	(2,348,880)	(5,027,312)	1,325,769	(7,777,188)

INCOME (LOSS) BEFORE INCOME TAXES	(1,472,027)	281,827	8,198,794	2,622,724	905,794	20,654,764

PROVISION (BENEFIT) FOR INCOME TAXES	(764,498)	58,360	2,989,030	808,149	227,900	7,727,440

NET INCOME (LOSS)	$(707,529)	$223,467	$5,209,764	$1,814,575	$677,894	$12,927,324

Weighted average shares outstanding:
Basic	14,109,060	15,750,000		14,108,458	15,750,000
Diluted	14,109,060	15,750,000		15,559,441	15,750,000

Earnings (loss) per share:
Basic	$(0.05)	$0.01		$0.13	$0.04
Diluted	$(0.05)	$0.01		$0.12	$0.04

(1) On October, 31, 2008, Essex Rental Corp. consummated the acquisition of Essex Holdings, LLC and its wholly owned subsidiary, Essex Crane Rental Corp. (collectively, the "Predecessor").  The consolidated statements of operations for the three and nine months ended September 30, 2008 include the actual results of the Predecessor.  Additional information regarding Essex Rental Corp.'s  acquisition of the Predecessor as well as proforma financial information is available in our annual and quarterly reports filed with the Securities and Exchange Commission.

Essex Rental Corp.
Rental and Utilization Statistics
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Average crane rental rate per month	$20,716	$22,258	$21,714	$20,908

Utilization Statistics - Cranes
"Days" Method Utilization	38.6%	72.8%	46.6%	72.6%
"Hits" Method Utilization	43.1%	76.7%	51.4%	77.1%

(See definitions in the proxy statement filed with SEC)

Reconciliation of Income from Operations
to Total EBITDA and Rental EBITDA
(Unaudited)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Income from Operations	$201,482	$10,547,674	$7,650,036	$28,431,952
Add: Depreciation	2,807,741	2,071,199	8,362,978	6,212,574
Add: Other depreciation and amortization	191,259	31,531	601,118	98,479
Total EBITDA	3,200,482	12,650,404	16,614,132	34,743,005
Minus: Used rental equipment sales	(1,389,469)	(1,915,000)	(6,074,322)	(6,709,034)
Add: Net book value of rental equipment sold	1,217,004	888,127	5,293,847	3,186,106
Rental EBITDA	$3,028,017	$11,623,531	$15,833,657	$31,220,077

Essex Rental Corp.
Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2009	2008
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$115,355	$139,000
Accounts receivable, net of allowances for doubtful accounts and credit memos of $2,205,000 and $660,000, respectively	5,543,862	11,350,561
Other receivables	3,724,930	3,167,773
Deferred tax assets	2,084,840	1,859,071
Prepaid expenses and other assets	418,062	440,879
TOTAL CURRENT ASSETS	11,887,049	16,957,284

Rental equipment, net	258,229,515	255,692,116
Property and equipment, net	7,002,471	8,176,143
Spare parts inventory, net	3,715,877	3,276,858
Identifiable finite lived intangibles, net	2,460,352	3,518,667
Loan acquisition costs, net	2,020,906	2,377,442

TOTAL ASSETS	$285,316,170	$289,998,510

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$2,165,939	$2,510,564
Accrued employee compensation and benefits	757,787	2,160,960
Accrued taxes	5,706,959	5,203,485
Accrued interest	303,643	440,667
Accrued other expenses	725,310	1,390,864
Current portion of capital lease obligation	6,161	-
Unearned rental revenue	924,547	2,176,906
TOTAL CURRENT LIABILITIES	10,590,346	13,883,446

LONG-TERM LIABILITIES
Revolving credit facility	133,286,583	137,377,921
Deferred tax liabilities	64,196,173	63,266,773
Interest rate swap	2,624,028	3,424,613
Capital lease obligation	18,675	-
TOTAL LONG-TERM LIABILITIES	200,125,459	204,069,307

TOTAL LIABILITIES	210,715,805	217,952,753

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, none issued	-	-
Common stock, $.0001 par value, Authorized 40,000,000 shares; issued and outstanding 14,117,639 shares at September 30, 2009 and 14,106,886 shares at December 31, 2008	1,412	1,410
Paid in capital	84,629,679	84,383,579
Accumulated deficit	(8,403,828)	(10,218,403)
Accumulated other comprehensive loss, net of tax	(1,626,898)	(2,120,829)
TOTAL STOCKHOLDERS' EQUITY	74,600,365	72,045,757

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$285,316,170	$289,998,510